Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and/or 13D and Forms 3, 4 and 5 with respect to the shares of common stock of The Medicines Company. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:	As of April 5, 2010

Ridgeback Capital Investments Ltd.

By:	Ridgeback Capital Investments Ltd., Its General Partner

By:	/s/ Bud Holman
Name: Bud Holman
Title: Director

Ridgeback Capital Investments Ltd.
By:	/s/ Bud Holman
Name: Bud Holman
Title: Director

Ridgeback Capital Management LP
By:	*
Name: Wayne Holman
Title: Managing Member

*	By:	/s/ Bud Holman
Bud Holman, Attorney-in-Fact
Power of attorney filed as an exhibit to Schedule 13G to which this Joint Filing Agreement is attached as Exhibit 99.1